Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-165362, 333-157555, 333-149359, and 333-145237) of PROS Holdings, Inc. of our report dated February 28, 2011 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
February 28, 2011